FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934

                          Date of Report: October 15, 1999

                            BORG-WARNER AUTOMOTIVE, INC.
               (Exact name of registrant as specified in its charter)

Delaware                      1-12162                            13-3404508
(State of Incorporation) (Commission File No.) (I.R.S. Employer Identification
                                                  No.)

                 200 South Michigan Avenue, Chicago, Illinois 60604
                      (address of principal executive offices)

          Registrant's telephone number, including area code: 312/322-8500


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Item 2. Acquisition or Disposition of Assets

     On October 1, 1999, Borg-Warner Automotive, Inc. completed the previously announced acquisition ofthe Fluid Power Division of Eaton Corporation for $310 million.


Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   BORG-WARNER AUTOMOTIVE, INC.


                              By:  /s/ Vincent M. Lichtenberger
                                   -------------------------------
                                   Vincent M. Lichtenberger
                                   Assistant Secretary


Dated: October 15, 1999